Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces First Quarter 2014 Results
Normalized AFFO up 13.4% from 2013; Raises 2014 Guidance

MURFREESBORO, Tenn. – (May 5, 2014) National Health Investors, Inc. (NYSE:NHI) announced today its Normalized Adjusted Funds From Operations (“AFFO”), its Normalized Funds From Operations (“FFO”), its Normalized Funds Available for Distribution ("FAD") and net income attributable to common stockholders for the three months ended March 31, 2014.

Q1 2014 Highlights

•	Normalized AFFO per diluted common share increased by 13.4% over the same quarter in 2013

•	Acquired $42 million portfolio at an initial lease rate of 8.4%

•	Issued $200 million of 3.25% senior unsecured convertible notes due April 2021

•	Increased senior unsecured credit facilities to $700 million

Financial Results

•
Normalized AFFO for the three months ended March 31, 2014, was $30,859,000 or $0.93 per diluted common share, compared with $22,907,000 or $0.82 per diluted common share for the same period in 2013, an increase of 13.4%.

•
Normalized FFO for the three months ended March 31, 2014, was $34,669,000, or $1.05 per diluted common share, compared with $24,108,000, or $0.86 per diluted common share, for the same period in 2013, an increase of 22.1%.

•
Normalized FAD for the three months ended March 31, 2014, was $32,208,000 or $0.97 per diluted common share, compared with $24,487,000 or $0.88 per diluted common share for the same period in 2013, an increase of 10.2%.

•	FFO for the three months ended March 31, 2014, was $32,524,000, or $0.98 per diluted common share, compared with $20,071,000, or $0.72 per diluted common share, for the same period in 2013.

•
Net income attributable to common stockholders for the three months ended March 31, 2014, was $23,533,000, or $0.71 per diluted common share, compared with $15,743,000, or $0.56 per diluted common share, for the same period in 2013.

Normalized FFO, Normalized AFFO and Normalized FAD for the quarter ended March 31, 2014 exclude $2,145,000 of debt issuance costs written off as a result of modifications and amendments to our unsecured credit facility. See our Form 8-K dated May 5, 2014 which describes changes to these previously reported metrics as a result of our revised interpretation of the NAREIT definition of FFO.

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any.

NHI Reports First Quarter 2014 Results

May 5, 2014

We define Normalized FFO as FFO adjusted for infrequent or unpredictable items detailed in the reconciliations. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line rent income, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. We define Normalized FAD as Normalized AFFO excluding the effect of non-cash compensation expenses.

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, Normalized AFFO and Normalized FAD is included as a table to this press release and in supplemental data furnished on Form 8-K and is filed in our Form 10-Q with the Securities and Exchange Commission.

2014 Guidance
The Company currently forecasts Normalized FFO for 2014 from $4.14 to $4.20 per diluted common share and Normalized AFFO from $3.69 to $3.75 per diluted common share. The Company's guidance range for the full year 2014 for Normalized FFO and Normalized AFFO per diluted common share, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2014 Range
	Low	High
Net income per diluted share attributable to common stockholders	$2.98	$3.04
Plus: Depreciation	1.10	1.10
Plus: Debt issuance costs expensed due to credit facility modifications	.06	.06
Normalized FFO per diluted common share	$4.14	$4.20
Less: Straight-line rental income	(0.51)	(0.51)
Plus: Amortization of debt issuance costs	0.04	0.04
Plus: Amortization of original issue discount	0.02	0.02
Normalized AFFO per diluted common share	$3.69	$3.75

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The low end of our guidance range assumes a baseline from the first quarter of 2014, and assuming 3% growth from our Bickford joint venture. On the top end of that range, we are assuming 6% growth from our Bickford joint venture. The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Monday, May 5, 2014, at 10 a.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (212) 231-2931 with the confirmation number, 21714303. The live broadcast of NHI's first quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
National Health Investors, Inc. (NYSE: NHI), a Maryland corporation incorporated and publicly listed in 1991, is a healthcare real estate investment trust (REIT) specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI’s investments include senior housing (assisted living, memory care, independent living and senior living campuses), skilled nursing, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and

NHI Reports First Quarter 2014 Results

May 5, 2014

other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on NHI's web site at www.nhireit.com.

NHI Reports First Quarter 2014 Results

May 5, 2014

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Three Months Ended
	March 31,
	2014	2013
Net income attributable to common stockholders	$23,533	$15,743
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	9,237	4,248
Depreciation related to noncontrolling interest	(246)	(87)
Depreciation in discontinued operations	—	167
Funds from operations	32,524	20,071
Debt issuance costs expensed due to credit facility modifications	2,145	—
Loan impairment	—	4,037
Normalized FFO	34,669	24,108
Straight-line lease revenue, net	(4,195)	(1,283)
Straight-line lease revenue, net, related to noncontrolling interest	17	—
Amortization of original issue discount	15	—
Amortization of debt issuance costs	353	82
Normalized AFFO	30,859	22,907
Non-cash stock based compensation	1,349	1,580
Normalized FAD	$32,208	$24,487

BASIC
Weighted average common shares outstanding	33,051,415	27,876,176
FFO per common share	$.98	$.72
Normalized FFO per common share	$1.05	$.86
Normalized AFFO per common share	$.93	$.82
Normalized FAD per common share	$.97	$.88

DILUTED
Weighted average common shares outstanding	33,085,232	27,911,584
FFO per common share	$.98	$.72
Normalized FFO per common share	$1.05	$.86
Normalized AFFO per common share	$.93	$.82
Normalized FAD per common share	$.97	$.88

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NOTE: FFO and Normalized FFO per diluted common share for the three months ended March 31, 2013 differ by $.02 and $.01, respectively, from the amounts previously reported as a result of our revised interpretation of the NAREIT definition of FFO. Normalized FAD per diluted common share for the three months ended March 31, 2013 differs by $.01, from the amount previously reported as a result of changes we made to our definition of FAD. See our Form 8-K dated May 5, 2014 which describes these revisions.

NHI Reports First Quarter 2014 Results

May 5, 2014

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations ("FFO"), Normalized FFO, Normalized Adjusted Funds From Operations ("AFFO") and Normalized Funds Available for Distribution ("FAD") may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company's FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles ("GAAP") (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line rent revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders.

NHI Reports First Quarter 2014 Results

May 5, 2014

Guidance Reconciliation

					New Full-Year 2014
	Previous Full-Year 2014 Guidance Range		Full-Year 2014 w/ Guidance Adjustments		w/ Guidance & Definitional Changes
	Low	High	Low	High	Low	High
Net income per diluted share attributable to common stockholders	$3.00	$3.05	$2.98	$3.04	$2.98	$3.04
Plus: Depreciation	0.92	0.95	0.96	0.96	1.10	1.10
Plus: Debt issuance costs expensed due to credit facility modifications	—	—	0.06	0.06	0.06	0.06
Normalized FFO per diluted common share	$3.92	$4.00	$4.00	$4.06	$4.14	$4.20
Less: Straight-line rental income	(0.48)	(0.50)	(0.51)	(0.51)	(0.51)	(0.51)
Plus: Amortization of debt issuance costs	—	—	—	—	0.04	0.04
Plus: Amortization of original issue discount	—	—	—	—	0.02	0.02
Normalized AFFO per diluted common share	$3.44	$3.50	$3.49	$3.55	$3.69	$3.75

NHI Reports First Quarter 2014 Results

May 5, 2014

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended
	March 31,
	2014	2013

Revenues:
Rental income	$40,313	$24,105
Interest income from mortgage and other notes	1,756	1,969
Investment income and other	1,067	1,052
	43,136	27,126
Expenses:
Depreciation and amortization	9,237	4,248
Interest, including amortization of debt discount and issuance costs	6,887	1,123
Legal	73	277
Franchise, excise and other taxes	306	144
General and administrative	2,935	3,089
Loan impairments	—	4,037
	19,438	12,918
Income before equity-method investee, discontinued operations
and noncontrolling interest	23,698	14,208
Income from equity-method investee	158	22
Income from continuing operations	23,856	14,230
Income from discontinued operations	—	1,693
Net income	23,856	15,923
Net income attributable to noncontrolling interest	(323)	(180)
Net income attributable to common stockholders	$23,533	$15,743

Weighted average common shares outstanding:
Basic	33,051,415	27,876,176
Diluted	33,085,232	27,911,584

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$.71	$.50
Discontinued operations	—	.06
Net income attributable to common stockholders	$.71	$.56

Diluted:
Income from continuing operations attributable to common stockholders	$.71	$.50
Discontinued operations	—	.06
Net income attributable to common stockholders	$.71	$.56

Regular dividends declared per common share	$.77	$.695

NHI Reports First Quarter 2014 Results

May 5, 2014

Selected Balance Sheet Data
(in thousands)
	March 31, 2014	December 31, 2013

Real estate properties, net	$1,284,727	$1,247,740
Mortgage and other notes receivable, net	60,871	60,639
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	6,245	11,312
Marketable securities	13,438	12,650
Straight-line rent receivable	22,886	18,691
Equity-method investment and other assets	46,903	66,656
Debt	629,033	617,080
National Health Investors Stockholders' equity	772,680	766,546